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                                                                    Exhibit 10.5







                        RIGHT OF FIRST REFUSAL AGREEMENT

                                 BY AND BETWEEN

                    WILLIAM F. CRONK, III AND JANET M. CRONK,

                     INDIVIDUALLY AND AS CO-TRUSTEES OF THE

                            THE CRONK REVOCABLE TRUST

                                       AND

                              NESTLE HOLDINGS, INC.

                            DATED AS OF JUNE 14, 1994








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



                                                 TABLE OF CONTENTS


                                                                                     PAGE
                                                                                     ----
SECTION 1.            Right of First Refusal.........................................  2

        (a)    Grant of Right........................................................  2
        (b)    Exercise of Right.....................................................  2
        (c)    Elective Sales........................................................  2
        (d)    Rule 144 Sales........................................................  3
        (e)    Closing...............................................................  3

SECTION 2.            Transfers of Shares............................................  4

        (a)    Restrictions..........................................................  4
        (b)    Exceptions to Restrictions............................................  4
        (c)    Endorsement of Certificates...........................................  5
        (d)    Improper Transfer.....................................................  6

SECTION 3.            Representations and Warranties of the Seller...................  6

        (a)    Beneficial Ownership..................................................  6
        (b)    Good and Valid Title..................................................  6
        (c)    Due Authorization; Good and Valid Title
               Upon Purchase.........................................................  7
        (d)    No Inconsistent Agreements............................................  7
        (e)    Brokerage or Finder's Fees............................................  7
        (f)    Third Party Consents, etc.............................................  8
        (g)    Governmental Consents, etc............................................  8
        (h)    Agreement is Valid, Binding and Enforceable...........................  8

SECTION 4.            Representations and Warranties of the
                      Purchaser......................................................  8

        (a)    Organization and Qualification........................................  8
        (b)    Due Authorization.....................................................  8
        (c)    Purchase Representations..............................................  8
        (d)    Accredited Investor...................................................  9

SECTION 5.            Covenants of the Seller........................................  9





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
                                                                                     PAGE
                                                                                     ----
SECTION 6.            Miscellaneous..................................................  9

        (a)    Further Assurances....................................................  9
        (b)    Severability.......................................................... 10
        (c)    Specific Enforcement.................................................. 10
        (d)    Entire Agreement...................................................... 10
        (e)    Counterparts.......................................................... 10
        (f)    Notices and Other Communications...................................... 10
        (g)    Amendments............................................................ 11
        (h)    Successors and Assigns................................................ 11
        (i)    Survival of Representations and Warranties............................ 11
        (j)    Governing Law......................................................... 12
        (k)    Signatures............................................................ 12
        (l)    Termination........................................................... 12

                        RIGHT OF FIRST REFUSAL AGREEMENT


                  THIS RIGHT OF FIRST REFUSAL AGREEMENT (the"Agreement") is dated as of June 14, 1994 (the "Effective Date") and entered into by and between WILLIAM F. CRONK, III ("W.Cronk"), WILLIAM F. CRONK, III as co-trustee of the Cronk Revocable Trust created under that certain Trust Agreement Establishing Cronk Revocable Trust dated as of December 30, 1981, as amended and restated by that certain Amended Revocable Trust Agreement dated as of October 12, 1987 and as amended by those certain amendments thereto dated as of May 3, 1988, February 4, 1990, December 16, 1990, December 6, 1991 and June 12, 1994 (the "Cronk Revocable Trust") ("W.Trustee"), JANET M. CRONK ("J.Cronk"), and JANET M. CRONK as co-trustee of the Cronk Revocable Trust ("J.Trustee," and together with W.Cronk, W.Trustee and J.Cronk, the "Seller") and NESTLE HOLDINGS, INC., a Delaware corporation (the "Purchaser"). Capitalized terms used herein but not otherwise defined shall have the meaning assigned such terms in the Purchase Agreement (as defined below).

                  WHEREAS, the Purchaser and Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's") have entered into a Stock and Warrant Purchase Agreement dated as of May 6, 1994 (the "Purchase Agreement") providing, among other things, for the purchase by the Purchaser of three million shares of the Common Stock of Dreyer's, par value $1.00 per share (the "Common Stock"), and warrants exercisable for two million shares of Common Stock;

                  WHEREAS, the Seller currently Beneficially Owns 1,115,901 shares of Common Stock (of which 895,521 shares are owned of record by W.Trustee and J.Trustee, 178,380 shares are issuable upon exercise of stock options owned of record by W.Cronk (the "Stock Options"), 14,000 shares are owned of record by William Jeffrey Cronk as trustee of the William Jeffrey Cronk 1993 Irrevocable Trust created under that certain Trust Agreement Establishing the Cronk Family 1993 Irrevocable Trusts dated as of February 19, 1993, as amended (the "Cronk Family Trust Agreement") (the "WJC Trust"), 14,000 shares are owned of record by William C. Collett as trustee of the Robert James Cronk 1993 Irrevocable Trust created under the Cronk Family Trust Agreement (the "RJC Trust") and 14,000 shares are owned of record by William C. Collett as trustee of the Christopher Clay Cronk 1993 Irrevocable Trust created under the Cronk Family Trust Agreement (the "CCC Trust")) and may acquire additional shares of Common Stock or other voting securities of Dreyer's in the future (the shares of Common Stock and other voting securities of Dreyer's (i) now owned by the Seller, (ii) issuable upon exercise of the Stock Options or any other options or warrants of Dreyer's now owned by the Seller, (iii) issuable upon conversion or exchange of any other securities of Dreyer's now owned by the Seller or (iv) hereafter acquired by, or which become Beneficially Owned by, the Seller or any of its Affiliates, are referred to herein as the "Shares");

                  WHEREAS, a condition to the closing of the transactions contemplated by the Purchase Agreement is that the Seller shall have granted the Purchaser a right of first refusal with respect to the Shares; and

                  WHEREAS, the Purchaser and the Seller desire to provide for such grants and to establish various rights and obligations in connection therewith.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1.        Right of First Refusal.

                  (a) Grant of Right. In consideration of the payment of $1,000 by the Purchaser to the Seller, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby grants to the Purchaser a right of first refusal with respect to all of the Shares (the "Right of First Refusal").

                  (b) Exercise of Right. Subject to Sections 1(c) and (d), if at any time the Seller receives a bona fide offer (an "Offer") from any person or entity to purchase any or all of the Shares which the Seller wishes to accept, the Seller shall cause the Offer to be reduced to writing and shall notify the Purchaser in writing of its wish to accept the Offer (the "Offer Notice"). The Offer Notice shall contain an irrevocable offer to sell such Shares to the Purchaser at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer and shall be accompanied by a true copy of the Offer (which shall identify the offeror). At any time within five business days after the date of receipt by the Purchaser of the Offer Notice (the "Right of First Refusal Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, the Shares covered by the Offer at the same price and on the same terms and conditions as the Offer by notifying the Seller in writing of its election to purchase the Shares (the "Right of First Refusal Exercise Notice"). Upon the Seller's receipt of the Right of First Refusal Exercise Notice, the Seller shall sell the Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Right of First Refusal Exercise Period the Purchaser has not delivered a Right of First Refusal Exercise Notice to the Seller, the Seller may, during the succeeding 90-day period, sell not less than all of the Shares covered by the Offer to the offeror at a price not less than that contained in the Offer and on terms and conditions not less favorable in the aggregate to the Seller than those contained in the Offer. Upon such sale, the Right of First Refusal shall terminate with respect to the Shares so sold. If at the end of 90 days following the expiration of the Right of First Refusal Exercise Period the Seller has not completed the sale of the Shares covered by the Offer (or tendered or exchanged such Shares pursuant to a tender or exchange offer) as aforesaid, then the Seller shall not thereafter sell such Shares without again complying with the provisions of this Section 1.

                  (c) Elective Sales. If at any time the Seller has a bona fide intention to sell any of the Shares, but at such time has not received an Offer from any person or entity to purchase such Shares, the Seller shall provide the Purchaser with a notice (the "Elective Sale Notice") which (i) notifies the Purchaser of such intention, (ii) sets forth the number of Shares desired to be sold (the "Elective Shares") and (iii) irrevocably offers to sell the Elective Shares to the Purchaser at a purchase price and on terms and conditions set forth in such notice. At any time within five business days after the date of receipt by the Purchaser of the Elective Sale Notice (the "Elective Sale Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, of the Elective Shares at the price and on the terms and conditions set forth in the Elective Sale Notice by notifying the Seller in writing of its election to purchase such Shares (the "Elective Sale Exercise Notice"). Upon the Seller's receipt of the Elective Sale Exercise Notice, the Seller shall sell the Elective Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Elective Sale Exercise Period the Purchaser has not delivered an Elective Sale Exercise Notice to the Seller, the Seller may, during the succeeding 90-day period, sell not less than all of the Elective Shares at a price not less than that contained in the Elective Sale Notice and on terms and conditions not less favorable in the aggregate to the Seller than those contained in the Elective Sale Notice. Upon such sale, the Right of First Refusal shall terminate with respect to the Elective Shares so sold. If at the end of 90 days following the expiration of the Elective Sale Exercise Period the Seller has not completed the sale of the Elective Shares as aforesaid, then the Seller shall not thereafter sell the Elective Shares without again complying with the provisions of this Section 1.

                  (d) Rule 144 Sales. If at any time the Seller has a bona fide intention to sell any of the Shares pursuant to Rule 144 ("Rule 144") of the Rules and Regulations issued under the Securities Act of 1933, as amended (the "Act") during the immediately succeeding 90 calendar day period (such period being referred to as the "Qualified Period"), the Seller shall provide the Purchaser with a notice (the "Rule 144 Notice") which (i) notifies the Purchaser of such intention, (ii) sets forth the number of Shares desired to be sold (the "Rule 144 Shares") and (iii) irrevocably offers to sell the Rule 144 Shares to the Purchaser at a per-share price equal to (1) the reported closing price of the outstanding shares of Common Stock on the day preceding the date of the Rule 144 Notice as reported by the Nasdaq National Market System, (2) if such shares are listed on a national securities exchange, the last reported sales price of the outstanding shares of Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on the day preceding the date of the Rule 144 Notice, or (3) if neither so reported or listed, the last reported bid price of such shares (the "Rule 144 Purchase Price"). At any time within five business days after the date of receipt by the Purchaser of the Rule 144 Notice (the "Rule 144 Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, of the Rule 144 Shares by notifying the Seller in writing of its election to purchase such Shares (the "Rule 144 Exercise Notice"), whereupon the Purchaser shall be unconditionally (unless prohibited by applicable law) obligated to purchase the Rule 144 Shares. Upon the Seller's receipt of the Rule 144 Exercise Notice, the Seller shall sell the Rule 144 Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Rule 144 Exercise Period the Purchaser has not delivered a Rule 144 Exercise Notice to the Seller, then the Seller may, during the Qualified Period, sell any or all of the Rule 144 Shares pursuant to Rule 144 at a per-share price not less than 97.5% of the Rule 144 Purchase Price. Such sale shall be otherwise without restriction and shall not require further notice to the Purchaser. Upon such sale, the Right of First Refusal shall terminate with respect to the Rule 144 Shares so sold. If at the end of the Qualified Period the Seller has not sold all of the Rule 144 Shares as aforesaid, then the Seller shall not thereafter sell such unsold Shares without again complying with the provisions of this Section 1.

                  (e) Closing. If the Purchaser exercises its Right of First Refusal with respect to any Shares, then the closing of the purchase of the subject Shares shall take place at the principal office of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007, at 10:00 a.m. California time, on the later of (i) the 10th business day following the receipt by the Seller of the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be, or (ii) if applicable, the closing date provided for in the Offer Notice or Elective Sale Notice, as the case may be;

provided, however, that if any of the Shares to be acquired by the Purchaser would result in the Purchaser holding "Excess Shares" under Section 6.1(d) of the Purchase Agreement, then the closing of the purchase of those Shares shall occur, at the Purchaser's sole and absolute discretion, no later than 90 calendar days following the receipt by the Seller of the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be; provided, further, however, that if at the time the Seller receives the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be, the requirements of the HSR Act must be complied with in order for the Purchaser to consummate the purchase of the Shares contemplated by such notice, then (A) as soon as practicable, the Seller shall cause Dreyer's to make all filings required under the HSR Act and the Purchaser shall make all filings required under the HSR Act and (B) the closing of the purchase of the subject Shares shall occur only after the applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of such purchase. The payment of the appropriate purchase price shall be paid by delivery to the Seller (or Seller's bank or other financial institution if so directed by the Seller) of a certified check payable to the Seller (or Seller's bank or other financial institution if so directed by the Seller) against delivery of certificates or other instruments representing the Shares, appropriately endorsed or executed by the Seller, together with such instruments of transfer and conveyance, satisfactory in form and substance to the Purchaser, sufficient to vest the Purchaser with good and marketable title, free and clear of any and all liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements, adverse claims or rights whatsoever (collectively, the "Encumbrances").

                  SECTION 2.        Transfers of Shares.

                  (a) Restrictions. The Seller agrees that it shall not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, "Transfer") any of the Shares except as provided in Section 1 and this Section 2.

                  (b)      Exceptions to Restrictions.

                  The provisions of Section 2(a) shall not apply to a Transfer, if such Transfer is made without consideration (except for Section 2(b)(vi)), by the Seller to:

                           (i)      any lineal descendant of W.Cronk and J.Cronk
or any spouse of such lineal descendant;

                           (ii)     a trust for the sole benefit of W.Cronk and
J.Cronk and/or one or more of W.Cronk's and J.Cronk's family members;

                           (iii)    a corporation or other entity a majority of
the equity interests of which are owned by W.Cronk and J.Cronk and/or W.Cronk's and J.Cronk's family members;

                           (iv)     an educational or charitable organization;

                           (v)      the executor, administrator or personal
representative of W.Cronk or J.Cronk or the guardian or conservator of W.Cronk or J.Cronk if W.Cronk or J.Cronk is adjudged disabled or incompetent by a court of competent jurisdiction, acting in his or her capacity as such; or

                           (vi)     a bank or other financial institution, if
such Transfer is solely in the form of a pledge to secure bona fide indebtedness of the Seller to such bank or other financial institution.

                  Provided, however, that none of the foregoing Transfers shall be permitted unless:

                           (1)      Such Transfer complies with all applicable
requirements of the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended;

                           (2)     Prior to such Transfer, the Seller shall have
caused the transferee to execute an agreement in form and substance reasonably satisfactory to the Purchaser, providing that such transferee shall fully comply with the terms of this Agreement;

                           (3)      The Transferred Shares shall remain subject
to the Purchaser's Right of First Refusal and to this Section 2; and

                           (4)      With respect to a Transfer to a bank or
other financial institution in the form of a pledge pursuant to Section 2(b)(vi), the bank or other financial institution to which such pledge is made agrees in writing that (i) the Purchaser's Right of First Refusal with respect to the Shares so pledged (the "Pledged Shares") is senior to any security interest or lien of such bank or financial institution created by such pledge,
(ii) any sale of the Pledged Shares by such bank or financial institution is subject to the Purchaser's Right of First Refusal and shall be conducted in accordance with the terms of this Agreement and (iii) any Pledged Shares may be sold to the Purchaser pursuant to the terms of this Agreement without the bank's or other financial institution's prior consent, and once so sold, such Shares shall be free and clear of any and all claims or liens of such bank or other financial institution.

                  (c)      Endorsement of Certificates.

                           (i)      Upon the execution of this Agreement, the
certificates representing all Shares shall be endorsed as follows:

                           THE SECURITIES REPRESENTED BY THIS
                           CERTIFICATE MAY NOT BE TRANSFERRED, SOLD,
                           ASSIGNED, PLEDGED, HYPOTHECATED OR
                           OTHERWISE DISPOSED OF UNLESS SUCH
                           TRANSFER COMPLIES WITH THE PROVISIONS OF
                           THE RIGHT OF FIRST REFUSAL AGREEMENT,
                           DATED AS OF JUNE 14, 1994, BY AND BETWEEN
                           WILLIAM F. CRONK, III AND JANET M. CRONK,

                           INDIVIDUALLY AND AS CO-TRUSTEES OF THE CRONK
                           REVOCABLE TRUST AND NESTLE HOLDINGS, INC., A COPY OF WHICH IS ON FILE AT THE OFFICES OF DREYER'S GRAND ICE CREAM, INC.

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

                           (ii)  All certificates representing Shares hereafter
issued to or acquired by the Seller shall bear the legend set forth above. Certificates for Shares as to which the Right of First Refusal has terminated shall be issued without such legend when Transferred.

                  (d)      Improper Transfer.

                  Any attempt to Transfer or encumber any Shares not in accordance with this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                  SECTION 3. Representations and Warranties of the Seller. The Seller represents and warrants as of the Effective Date as follows:

                  (a) Beneficial Ownership. The Seller Beneficially Owns a total of 1,115,901 shares of Common Stock of which 895,521 shares are owned of record by W.Trustee and J.Trustee, 178,380 shares are issuable upon exercise of the Stock Options, 14,000 shares are owned of record by the William Jeffrey Cronk as trustee of the WJC Trust, 14,000 shares are owned of record by William
C. Collett as trustee of the RJC Trust and 14,000 shares are owned of record by William C. Collett as trustee of the CCC Trust. Except as set forth in the preceding sentence, no other shares of Dreyer's capital stock, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of Dreyer's capital stock, or any other voting securities of Dreyer's are Beneficially Owned by the Seller or any of its Affiliates.

                  (b) Good and Valid Title. The Seller has good, valid and marketable title to the Shares which are the subject of this Agreement, free and clear of any and all Encumbrances, except as created hereby and by the Rogers BOA Security Documents; provided, however, that Bank of America National Trust and Savings Association ("Bank of America") has consented to the grant by the Seller to the Purchaser of the Right of First Refusal with respect to all Shares pursuant to the Agreement Regarding Right of First Refusal, the form of which is attached as Exhibit K to the Purchase Agreement (the "Consent"), and has agreed that (i) the Purchaser's

Right of First Refusal is senior to any security interest of Bank of America with respect to the Shares, (ii) any sale of Shares by Bank of America is subject to the Purchaser's Right of First Refusal and shall be conducted in accordance with the terms of this Agreement and, where applicable, the Consent and (iii) any Shares may be sold to the Purchaser pursuant to the terms of this Agreement without Bank of America's prior consent, provided that such Shares are sold at a price equal to or greater than the lesser of their fair market value (which for purposes of the Consent only is calculated based on the average closing price of Dreyer's Common Stock for the 5 trading days prior to the date on which the Purchaser provides the notice under this Agreement initiating the subject sale) or an amount sufficient to repay Bank of America in full, and once so sold, such Shares shall be free and clear of any and all claims and liens of Bank of America.

                  (c) Due Authorization; Good and Valid Title Upon Purchase. The Seller has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the transfer, conveyance and sale to the Purchaser of the Shares upon the Purchaser's exercise of the Right of First Refusal. W.Trustee and J.Trustee are the only trustees of the Cronk Revocable Trust. The execution and delivery of this Agreement and the consummation by W.Trustee and J.Trustee of the transactions contemplated hereby are authorized by that certain Trust Agreement Establishing Cronk Revocable Trust dated as of December 30, 1981, as amended and restated by that certain Amended Revocable Trust Agreement dated as of October 12, 1987 and as amended by those certain amendments thereto dated as of May 3, 1988, February 4, 1990, December 16, 1990, December 6, 1991 and June 12, 1994 and the laws of the State of California. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms. Upon consummation of any purchase of the Shares upon exercise of the Right of First Refusal, the Seller shall deliver good and marketable title to the Shares sold to the Purchaser, free and clear of any and all Encumbrances and upon the sale to the Purchaser of such Shares, there shall be no options, warrants, calls, commitments or agreements of any nature whatsoever granted by the Seller or Dreyer's pursuant to which any person will have the right to purchase or otherwise acquire the Shares.

                  (d) No Inconsistent Agreements. The Seller is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body or any statute, law, rule or regulation that would prevent the execution, delivery or performance of this Agreement by the Seller, or the transfer, conveyance and sale of the Shares to the Purchaser upon exercise of its rights hereunder, including, without limitation, the Cronk BOA Security Documents, as amended by the amendment in the form of Exhibit K to the Purchase Agreement.

                  (e) Brokerage or Finder's Fees. No broker or finder has acted or will act for the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder or other person is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.

                  (f) Third Party Consents, etc. The Seller has obtained all consents, approvals and waivers from any individual, firm, corporation, partnership, trust, unincorporated organization or other entity, or any successors (by merger or otherwise) to the foregoing, including, without limitation, Bank of America, known by the Seller to be necessary to permit the Seller to consummate the transactions contemplated by this Agreement.

                  (g) Governmental Consents, etc. To the best of its knowledge, the Seller is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement or the consummation by the Seller of the transactions contemplated hereby, except for any filings required (i) under the HSR Act and (ii) pursuant to state and federal securities laws.

                  (h) Agreement is Valid, Binding and Enforceable. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

                  SECTION 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the Effective Date as follows:

                  (a) Organization and Qualification. The Purchaser is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the results of operations (on a recurring basis), financial condition or business of the Purchaser and its subsidiaries taken as a whole.

                  (b) Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

                  (c) Purchase Representations. Any Shares purchased by the Purchaser pursuant to its exercise of the Right of First Refusal granted to the Purchaser hereunder will be purchased by it for its own account and not with a view to or for sale in connection with any distribution thereof in any transaction that would violate the securities laws of the United States or any state thereof. The Purchaser acknowledges that any Shares purchased pursuant to such exercise have not been registered under the Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

                  (d) Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Act.

                  SECTION 5.        Covenants of the Seller.

                  The Seller covenants as follows for the period from the Effective Date until such time as the Right of First Refusal has terminated in respect of all of the Shares in accordance with the provisions of Section 1.

                  (a) The Seller shall not do or permit any act which would cause any representation or warranty in this Agreement to be or become untrue in any material respect;

                  (b) The Seller shall use its best efforts to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any person, entity, government or agency necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement. In addition, the Seller covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the Seller's obligations hereunder.

                  (c) The Seller shall give prompt notice to the Purchaser of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and the Seller shall use its best efforts to remedy same.

                  (d) The Seller shall not become a party to, subject to or bound by any agreement that would prevent or prohibit the consummation of the transactions contemplated by this Agreement, including without limitation, the transfer, conveyance and sale of the Shares to the Purchaser upon exercise of the Right of First Refusal, free and clear of any and all Encumbrances.

                  SECTION 6.        Miscellaneous.

                  (a) Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees (i) to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of its obligations hereunder, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby and (iii) to cooperate with each other in connection with the foregoing.

                  (b) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  (c) Specific Enforcement. The Purchaser, on the one hand, and the Seller, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                  (d) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (f) Notices and Other Communications. Except as otherwise provided, all notices, consents, requests, instructions and other communications provided for herein shall be promptly given, if in writing and delivered personally, by telecopy, express courier or sent by registered mail, postage prepaid, if to:

                  THE SELLER:

                           c/o Dreyer's Grand Ice Cream, Inc.
                           5929 College Avenue
                           Oakland, California 94618
                           Attention:  William F. Cronk, III

                  With a copy to:

                           Edmund R. Manwell, Esq.
                           Manwell & Milton
                           101 California Street, Suite 3750
                           San Francisco, California 94111

                  THE PURCHASER:

                           President
                           Nestle Holdings, Inc.
                           c/o Nestle USA, Inc.
                           800 North Brand Boulevard
                           Glendale, California 91203

                  With copies to:

                           James H. Ball, Esq.
                           Senior Vice President and General Counsel
                           Nestle USA, Inc.
                           800 North Brand Boulevard
                           Glendale, California 91203

                  and

                           Wayne F. Erdelack, Esq.
                           Vice President and Deputy General Counsel
                           Nestle USA, Inc.
                           30003 Bainbridge Road
                           Solon, Ohio 44139

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

                  (g) Amendments. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by all parties hereto which are, at the time of such amendment or modification, subject to this Agreement.

                  (h) Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, successor trustees under the Cronk Revocable Trust); provided, however, that the Seller may not assign any of its rights or obligations hereunder except in accordance with the provisions of Section 2 and the Purchaser may not assign any of its rights or obligations hereunder except to its affiliates.

                  (i) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any party.

                  (j) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                  (k) Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

                  (l) Termination. The Right of First Refusal granted by the Seller to the Purchaser shall terminate when the Purchaser no longer Beneficially Owns 10% or more of the outstanding voting securities of Dreyer's, on a Fully Diluted basis; provided, however, that for purposes of this Section 6(l), the Purchaser's Beneficial Ownership of Dreyer's outstanding voting securities on a Fully Diluted basis shall be deemed to be reduced solely as a result of sales of shares by the Purchaser, but not by reason of a percentage reduction occurring as a result of the issuance by Dreyer's of any shares of its capital stock, or any other securities, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of its capital stock or any other securities, other than the issuance of such securities pursuant to (i) the conversion of any of the 6.25% Subordinated Convertible Notes of Dreyer's due June 30, 2001, (ii) the exercise of any options outstanding as of the Effective Date which were granted pursuant to any stock option plan of Dreyer's or (iii) the exercise of any rights (excluding the Rights) outstanding as of the Effective Date which were granted pursuant to any employee stock purchase or gift plan of Dreyer's.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered as of the day and year first above first written.




                                          /s/ WILLIAM F. CRONK, III
                                          --------------------------------------
                                          William F. Cronk, III




                                          /s/ WILLIAM F. CRONK, III
                                          --------------------------------------
                                          William F. Cronk, III as co-trustee of
                                          the Cronk Revocable Trust




                                          /s/ JANET M. CRONK
                                          --------------------------------------
                                          Janet M. Cronk




                                          /s/ JANET M. CRONK
                                          --------------------------------------
                                          Janet M. Cronk as co-trustee of
                                          the Cronk Revocable Trust



                                          NESTLE HOLDINGS, INC.




                                          /s/ MARIO A. CORTI
                                          --------------------------------------
                                          By:  Mario A. Corti
                                          Title: Senior Vice President - Finance



                                       S-1